Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2004, by and among Verticalnet, Inc., a Pennsylvania corporation (“Verticalnet”), and each party listed on the signature page to this Agreement and any other party who joins this Agreement after the date hereof (individually, a “Stockholder” and collectively, the “Stockholders”).

Background

Verticalnet, Popcorn Acquisition Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of Verticalnet (“Acquisition Sub”), and B2eMarkets, Inc., a Delaware corporation (“B2e”), are parties to the Agreement of Merger dated of even date herewith (the “Merger Agreement”), pursuant to which, among other things, B2e is merging with and into Acquisition Sub (the “Merger”) and Verticalnet will issue to the Stockholders, who, immediately prior to the Effective Time of the Merger, are holders of shares of B2e Preferred Stock (as defined in the Merger Agreement), shares of Verticalnet Common Stock, $.01 par value per share (“Verticalnet Common Stock”). Pursuant to the Merger Agreement, the Stockholders shall have certain rights with respect to the registration of such shares of Verticalnet Common Stock received as consideration in the Merger for sale under the Securities Act.

Terms and Conditions

In consideration of the mutual covenants and promises contained in the Merger Agreement and in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Verticalnet and the Stockholders agree as follows:

1. Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

“Effective Period” has the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Conversion Shares” means the shares of Verticalnet Common Stock which may become issuable upon conversion of the Merger Note.

“Merger Note” means that certain convertible promissory note dated of even date herewith in the aggregate principal amount of $5,925,603, subject to adjustment as provided therein, from Verticalnet to FBR Investment Management, Inc., in its capacity as the Stockholders’ Representative of the stockholders of B2e.

“Merger Shares” means (a) the shares of Verticalnet Common Stock issuable to the Stockholders pursuant to the Merger Agreement, (b) the Conversion Shares, and (c) any other shares of Verticalnet Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that the Conversion Shares shall not be deemed Merger Shares if the Shareholder Approval has not been obtained; and provided, further, that shares of Common Stock held by any Stockholder which are

Merger Shares shall cease to be Merger Shares upon any sale by such Stockholder pursuant to the Resale Registration Statement or a Piggyback Registration Statement, or pursuant to the provisions of Rule 144.

“Piggyback Registration Statement” means a Registration Statement whereby a Stockholder has exercised its Piggyback Right to include Merger Shares in such Registration Statement.

“Registration Expenses” means the expenses described in Section 6.

“Registration Statement” means a registration statement filed by Verticalnet with the SEC under the Securities Act for a public offering and sale of securities of Verticalnet.

“Rule 144” means Rule 144 of the SEC promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means the approval by the shareholders of Verticalnet, by the at least the minimum vote required under applicable Law and the rules and regulations of the Nasdaq Stock Market, of the Merger Note Proposal.

“Shareholder Meeting Date” means the date upon which Verticalnet’s shareholders vote upon the Merger Note Proposal.

“Special Registration Statement” shall mean a Registration Statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 under the Securities Act, including without limitation, a Registration Statement on Form S-8 or Form S-4.

Other terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

2. Resale Registration Statement. On or prior to 45 days after the Shareholder Meeting Date, Verticalnet shall file a Registration Statement on Form S-3 (the “Resale Registration Statement”) registering the offering and sale by the Stockholders of the Merger Shares and shall use its best efforts to cause the Resale Registration Statement to become effective within 60 days after the filing thereof and to remain effective during the Effective Period. The Resale Registration Statement shall include the “Plan of Distribution” attached hereto as Exhibit A.

3. Piggyback Registration Statement.

(a) If, at any time prior to Verticalnet’s filing of the Resale Registration Statement with the SEC, Verticalnet files a Registration Statement for its own account or for the account of others (excluding Special Registration Statements), it shall notify all of the Stockholders in writing (the “Verticalnet Notice”). Each Stockholder shall have the right (the “Piggyback Right”), subject to the limitations set forth in Section 3(b), to include in any such Registration Statement all or any portion of the Merger Shares then held by such Stockholder. In order to exercise the Piggyback Right, a Stockholder shall give written notice to Verticalnet (the “Piggyback Notice”) no later than 15 days following the date on which Verticalnet gives the Verticalnet Notice. The Piggyback Notice shall set forth the number of Merger Shares that such Stockholder desires to include in the Registration Statement.

(b) If the Registration Statement under which Verticalnet gives notice under this Section 3 is for an underwritten offering, Verticalnet shall so advise the Stockholders in the Verticalnet Notice. In such event, the right of any such Stockholder to be included in a registration pursuant to this Section 3 shall be conditioned upon such Stockholder’s participation in such underwritten offering and the inclusion of such Stockholder’s Merger Shares in the underwritten offering to the extent provided herein. All Stockholders proposing to distribute their Merger Shares by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Verticalnet. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated in the following order of priority: (i) first, to Verticalnet, all securities Verticalnet proposes to register, whether for its own account or for the account of any of its securityholders who have exercised demand registration rights; (ii) second, to the securities of any other securityholders of Verticalnet with rights superior to those of the Stockholders; (iii) third, to the Stockholders on a pro rata basis based on the total number of Merger Shares requested to be included in such registration by the Stockholders; and (iv) fourth, to other securities requested to be included in such Registration Statement. No such reduction shall reduce the securities being offered by Verticalnet for its own account to be included in the registration and underwriting. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to Verticalnet and the underwriter, delivered at least 30 days prior to the effective date of the Registration Statement.

(c) Verticalnet shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Stockholder has elected to include securities in such registration.

4. Registration Procedures. In connection with the registration of the Merger Shares under the Securities Act, Verticalnet shall as expeditiously as possible:

(a) prepare and file with the SEC any amendments and supplements to the Resale Registration Statement and the prospectus included therein as may be necessary to keep the Resale Registration Statement effective for a period ending on the earliest of (i) the date on which all Merger Shares registered under such Resale Registration Statement have been sold and (ii) the date all Merger Shares may be sold under Rule 144 within any 90-day period (the “Effective Period”);

(b) furnish to each Stockholder who so requests such reasonable numbers of copies of the prospectus relating to the Resale Registration Statement or a Piggyback Registration Statement, as applicable, in conformity with the requirements of the Securities Act, and such other documents as such Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Merger Shares owned by such Stockholder;

(c) use its best efforts to register or qualify the Merger Shares covered by the Resale Registration Statement or a Piggyback Registration Statement under the securities or Blue Sky Laws of such states as each Stockholder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or desirable to enable such Stockholder to consummate the public sale or other disposition in such states of the Merger Shares owned by such Stockholder; provided, however, that Verticalnet shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(d) from the date hereof until the first anniversary of the date hereof and upon fifteen (15) Business Days advance written notice to the Company from any Stockholder, the Company will make available its then-current Chief Executive Officer and Chief Financial Officer for the purpose of participating in a reasonable number of “roadshow” presentations to financial analysts, investment banking personnel, securities brokers and dealers and prospective investors that may be conducted from time to time in conjunction with the sale of some or all of the Merger Shares, which participation shall in no event exceed ten (10) Business Days; and

(e) upon the occurrence of any event of the kind described in Section 7(c)(i)-(iv) below, use its best efforts to promptly rectify, or take such reasonable action with respect to, such event so that each Stockholder is entitled to resume the disposition of such Stockholder’s Merger Shares in accordance with the terms of this Agreement.

5. Blackout Periods; Revised Prospectus.

(a) Verticalnet may by written notice require that each Stockholder who has requested a prospectus immediately cease sales of shares pursuant to the Resale Registration Statement or a Piggyback Registration Statement (a “Black Out Requirement”) at any time that Verticalnet becomes engaged in a business activity or negotiation which is not disclosed in the prospectus included in such Resale Registration Statement or Piggyback Registration Statement and which Verticalnet reasonably believes must be disclosed therein under applicable Law and which Verticalnet desires to keep confidential for business purposes, the disclosure of which at such time Verticalnet believes could have an adverse effect on Verticalnet or its business or prospects or on the successful completion of such business activity or negotiation or on the market price of Verticalnet’s stock. The Black Out Requirement shall not exceed 90 days in any twelve month period, and the time period of any one Black Out Requirement shall not exceed 45 consecutive days. Verticalnet shall not be required to disclose to any Stockholders the reasons for requiring a suspension of sales under the Resale Registration Statement or a Piggyback Registration Statement, and no Stockholder shall disclose to any third party (other than financial advisors or other experts consulted by such Stockholder with respect to any such sales of shares who agree to keep the information confidential) the existence of any such suspension. Verticalnet will promptly notify all such Stockholders as soon as Verticalnet determines that the Blackout Requirement is no longer necessary.

(b) If Verticalnet has delivered a prospectus to a Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Verticalnet shall promptly notify such Stockholder and, if requested, such Stockholder shall immediately cease making offers of Merger Shares and return all undistributed prospectuses to Verticalnet. Verticalnet shall promptly provide such Stockholder with a revised prospectus and, following receipt of the revised prospectus, such Stockholder shall be free to resume making offers of the Merger Shares held by such Stockholders.

6. Allocation of Expenses. Verticalnet will pay all Registration Expenses relating to the Resale Registration Statement and any Piggyback Registration Statement. For purposes of this Section 6, the term “Registration Expenses” shall mean all reasonable expenses incurred by

Verticalnet in complying with this Agreement, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for Verticalnet, and any state Blue Sky fees and expenses; provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting fees, discounts, commissions or fees attributable to the sale of the Merger Shares or any counsel, accounting or other Persons retained by any Stockholder in connection with the consummation of the transactions contemplated by this Agreement.

7. Stockholder Covenants. Each Stockholder hereby covenants and agrees that:

(a) it will not sell any Merger Shares under the Resale Registration Statement or any Piggyback Registration Statement until it has requested and received a prospectus from Verticalnet and received notice from Verticalnet that such Resale Registration Statement or Piggyback Registration Statement has become effective;

(b) it will comply with the prospectus delivery requirements of the Securities Act as applicable to such Stockholder in connection with sales of Merger Shares pursuant to the Resale Registration Statement or any Piggyback Registration Statement;

(c) upon receipt of a notice from Verticalnet of the occurrence of any event of the kind described in Section 7(c)(i)–(iv) below, such Stockholder shall forthwith discontinue disposition of such Merger Shares under the Resale Registration Statement and/or any Piggyback Registration Statement until such Stockholder receives copies of the supplemented prospectus and/or amended Resale Registration Statement and/or Piggyback Registration Statement or until such Stockholder is advised in writing by Verticalnet that the use of the applicable prospectus may be resumed:

(i) any request by the SEC or any other Governmental Body for amendments or supplements to such Resale Registration Statement and/or Piggyback Registration Statement or the prospectus relating thereto or for additional information;

(ii) the issuance by the SEC of any stop order suspending the effectiveness of such Resale Registration Statement and/or Piggyback Registration Statement or the initiation of any proceedings for that purpose;

(iii) the receipt by Verticalnet of any written notification with respect to the suspension of the qualification or exemption from qualification of the Merger Shares for sale in any jurisdiction, or the initiation or threatening in writing of any proceeding, for such purpose; or

(iv) the occurrence of any event that makes any statement made in such Resale Registration Statement and/or Piggyback Registration Statement or the prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Resale Registration Statement and/or Piggyback Registration Statement, prospectus or other documents so that, in the case of such Resale Registration Statement and/or Piggyback Registration Statement or the prospectus relating thereto, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(d) such Stockholder shall furnish to Verticalnet information regarding such Stockholder and the distribution of the Merger Shares as is required by Law to be disclosed in the Resale Registration Statement and/or any Piggyback Registration Statement and is different from the information concerning such Stockholder and the plan distribution contained in such Resale Registration Statement and/or Piggyback Registration Statement.

8. Indemnification.

(a) In connection with the Resale Registration Statement and any Piggyback Registration Statement, as applicable, to the extent permitted by Law:

(i) Verticalnet will indemnify and hold harmless each Stockholder, any underwriter (as defined in the Securities Act) for such Stockholder and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (A) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any Piggyback Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements contained in the Resale Registration Statement or any Piggyback Registration Statement not misleading or (C) any violation or alleged violation by Verticalnet of the Securities Act, the Exchange Act or any state securities Law; and Verticalnet will pay to each such Stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a)(i) shall not apply to: (w) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Verticalnet (which consent shall not be unreasonably withheld), (x) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon information contained in the Resale Registration Statement or any Piggyback Registration Statement in reliance upon and in conformity with written information furnished expressly for use in connection with such Resale Registration Statement or Piggyback Registration Statement by such Stockholder, underwriter or controlling person, (y) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) such Stockholder’s or underwriter’s failure to deliver a copy of a prospectus included in the Resale Registration Statement or any Piggyback Registration Statement, or any amendments or supplements thereto, or (ii) an untrue statement or alleged untrue statement or omission in the Resale Registration Statement or any Piggyback Registration Statement or any prospectus that is corrected in any subsequent amendment or supplement to such Resale Registration Statement or Piggyback Registration Statement or prospectus that was delivered to such Stockholder a reasonable time before the pertinent sale or sales by such Stockholder and which Verticalnet advised such Stockholder in writing must be used in lieu of any prior prospectus or amendment or supplement thereto that had previously been provided to such Stockholder or (z) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon, in whole or part, such Stockholder’s or underwriter’s violation or alleged violation of the Securities Act, the Exchange Act or any state securities Law; and

(ii) each Stockholder will indemnify and hold harmless Verticalnet, each of its directors, each of its officers who has signed the Resale Registration Statement or any

Piggyback Registration Statement, each Person, if any, who controls Verticalnet within the meaning of the Securities Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (x) information contained in the Resale Registration Statement or any Piggyback Registration Statement in conformity with written information furnished by such Stockholder expressly for use in connection with such Resale Registration Statement or Piggyback Registration Statement, (y) such Stockholder’s failure to deliver a copy of a prospectus included in the Resale Registration Statement or any Piggyback Registration Statement, or any amendments or supplements thereto, provided that such failure is not as a result of Verticlanet’s failure to fulfill its obligations under Section 5(b) hereof or, (z) in whole or part, such Stockholder’s violation or alleged violation of the Securities Act, the Exchange Act or any state securities Law; and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8(a)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder, which consent shall not be unreasonably withheld. In no event shall the liability of any individual Stockholder under this subsection 8(a) exceed the gross sales proceeds received by such Stockholder from the sale of the Merger Shares pursuant to the Resale Registration Statement and/or any Piggyback Registration Statement.

(b) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

(c) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Stockholder under this subsection 8(c) exceed the sales proceeds, net of any commissions, received by such Stockholder upon the sale of the Merger Shares pursuant to the Resale Registration Statement and/or any Piggyback Registration Statement. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

(d) The obligations of Verticalnet and the Stockholders under this Section 8 shall survive the completion of the offering of Merger Shares under the Resale Registration Statement and/or any Piggyback Registration Statement.

9. Transfers Pursuant to Rule 144 or Resale or Piggyback Registration Statements. Upon a Stockholder’s compliance with this Agreement and the applicable provisions of Rule 144 or prospectus delivery requirements under the Securities Act, as the case may be, Verticalnet will take such action as may be required (including, soliciting an appropriate opinion from legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Merger Shares properly requested by such Stockholder, in accordance with the terms and conditions of Rule 144 or any sale under the Resale Registration Statement or any Piggyback Registration Statement.

10. Compliance with Verticalnet Insider Trading Policies. All sales of Merger Shares held by a Stockholder who is an employee of Verticalnet or any subsidiary shall be made in accordance with Verticalnet’s policies against insider trading and the misuse of material non-public information, including any blackout periods set forth therein.

11. No Assignment. The rights granted pursuant to this Agreement may not be transferred or assigned by any Stockholder.

12. Amendments and Waivers. The provisions of this Agreement may be modified or amended at any time and from time to time only by an agreement or consent in writing executed by Verticalnet and the Stockholders’ Representative. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

13. Notices. All notices, requests, consents and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery, facsimile with confirmation of receipt or by certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed effective when personally delivered or so received by facsimile or three days after being so mailed, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 13:

Verticalnet:	Verticalnet, Inc. 400 Chester Field Parkway Malvern, PA 19355 Attention: Legal (facsimile: 610.240.9470)

With a required copy to:	Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attention: James W. McKenzie, Jr., Esq. (facsimile: 877.432.9652)

Any Stockholder:	To the address set forth on the records of Verticalnet or such other address as may be forwarded by a Stockholder in writing.

14. Entire Agreement; Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. This Agreement, together with the Transaction Documents, embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof.

15. Remedies. In the event of a breach by Verticalnet or by a Stockholder, of any of their respective obligations under this Agreement, such Stockholder or Verticalnet, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Verticalnet and each Stockholder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit, if in such action or suit the principal claim or defense of the non-prevailing party is held to be without merit because it was not reasonably supported by Laws or material and relevant facts.

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the portion of such provision that is found to be unenforceable shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17. Counterparts. This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered (which deliveries may be made by facsimile) shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary when making proof of this Agreement to produce or account for more than one such counterpart.

18. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section references are to this Agreement unless otherwise specified.

{Signature Page to Follow}

IN WITNESS WHEREOF, this Registration Rights Agreement has been executed as of the date first above written.

VERTICALNET, INC.

By:
Name: Gene S. Godick
Title: Executive Vice President and CFO

CIBC WMC, INC.

By:
Name:
Title:

CIBC CAPITAL PARTNERS TECHNOLOGY
VENTURES, LLC

By:
Name:
Title:

FBR/TVP II EMPLOYEE FUND, L.P.
FBR/TVP II EMPLOYEE FUND II, L.P
FBR TECHNOLOGY VENTURE PARTNERS II, L.P.
FBR TECHNOLOGY VENTURE PARTNERS II (QP) L.P.

By:	FBR INVESTMENT MANAGEMENT, INC.,
the General Partner of the above partnerships

By:
Name:
Title:

SYNDICATED COMMUNICATIONS, INC.

By:
Name:
Title:

SYNDICATED COMMUNICATIONS VENTURE PARTNERS IV

By:
Name:
Title:

CARTHAGE B2E, LLC

By:
Name:
Title:

CARTHAGE VENTURE FUND LP

By:
Name:
Title:

CARTHAGE EPG, LLC

By:
Name:
Title:

HALO-B2E MARKETS, LLC

By:
Name:
Title:

ASCEND VENTURES, L.P.

By: Ascend Venture Group, LLC, its General Partner

By:
Name:
Title:

ORVILLE A. BAILEY

RICHARD M. WAUGH

JENERATIONS, LLC

By:
Name:
Title:

GEORGE CSEFAI

PAUL GORRELL

ANTHONY ABRAHAMS

ALFRED SHARP

STEVE SOCOLOF

WILLIAM VAN ETTEN

BBC GROUP, LLC

By:
Name:
Title:

HOGAN & HARTSON LLP

By:
Name:
Title:

DILIGENT SOFTWARE SYSTEMS CORP.

By:
Name:
Title:

JEAN CARROLL

MICHAEL PARK

MARK RUSSELL

MICHAEL BAJIT

CIBC WMC, Inc.
BCE Place

By:
Name:
Title:

ASCEND VENTURES, LP

By:
Name:
Title:

CONCORD VENTURES II (CAYMAN), L.P.

By:
Name:
Title:

CONCORD VENTURES II (ISRAEL), L.P.
C/O CONCORD II INVESTMENT PARTNERS LTD.

By:
Name:
Title:

CONCORD VENTURES ADVISORS II (CAYMAN), L.P.

By:
Name:
Title:

CONCORD VENTURES ADVISORS II (ISRAEL), L.P.

By:
Name:
Title:

TONY ABRAHAMS

BBC GROUP, LLC

By:
Name:
Title:

EXHIBIT A

Plan of Distribution

The selling shareholders of our common stock registered under this registration statement and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock registered hereunder.